Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with this Annual Report on Form 10-K of Great Elm Capital Corp., a Maryland corporation (the “Registrant”), for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Peter A. Reed, as Chief Executive Officer of the Registrant, and Keri A. Davis, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of the undersigned’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Registrant.

Dated: March 16, 2021

/s/ Peter A. Reed
Peter A. Reed Chief Executive Officer (Principal Executive Officer)

/s/ Keri A. Davis
Keri A. Davis Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)